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                                 EXHIBIT (g)(3)







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                                         Dated:___________________________, 1999

                           FORM OF AMENDED SCHEDULE A
                            TO THE CUSTODY AGREEMENT
                                     BETWEEN
                              AMSOUTH MUTUAL FUNDS
                                       AND
                                  AMSOUTH BANK
                              DATED APRIL 17, 1997

AmSouth Prime Obligations Fund
AmSouth U.S. Treasury Fund
AmSouth Tax Exempt Fund
AmSouth Equity Fund
AmSouth Regional Equity Fund
AmSouth Balanced Fund
AmSouth Bond Fund
AmSouth Municipal Bond Fund
AmSouth Limited Maturity Fund
AmSouth Government Income Fund
AmSouth Florida Tax-Free Fund
AmSouth Capital Growth Fund
AmSouth Small Cap Fund
AmSouth Equity Income Fund
AmSouth Enhanced Market Fund
AmSouth Select Equity Fund
AmSouth Institutional Prime Obligations Fund
AmSouth Institutional U.S. Treasury Fund
AmSouth International Equity Fund
AmSouth Mid-Cap Equity Fund

AmSouth Growth Opportunities Fund

AmSouth Large-Cap Fund
AmSouth Limited Term U.S. Government Fund
AmSouth Tennessee Tax-Exempt Fund
AmSouth Limited Term Tennessee Tax-Exempt Fund
AmSouth U.S. Treasury Money Market Fund
AmSouth Aggressive Growth Portfolio
AmSouth Growth Portfolio
AmSouth Growth & Income Portfolio
AmSouth Moderate Growth & Income Portfolio
AmSouth Current Income Portfolio



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                                      AMSOUTH MUTUAL FUNDS

                                      By: _______________________________

                                      Title: ____________________________


                                      AMSOUTH BANK

                                      By: _______________________________

                                      Title:_____________________________